                                                               EXHIBIT 99.1

Minerals Technologies Inc. Declares Quarterly Dividend

NEW YORK, May 13, 2025 (GLOBE NEWSWIRE) -- Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced that its Board of Directors declared a regular quarterly cash dividend of $0.11 (eleven cents) per share on the outstanding common stock of the Company. The quarterly cash dividend announced today is payable on June 12, 2025, to shareholders of record at the close of business on May 30, 2025.

About Minerals Technologies Inc.

New York-based Minerals Technologies Inc. is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2024. For further information, please visit our website at www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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